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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sterling Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 21, 2003

Dear Fellow Shareholder:

        It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Sterling Financial Corporation. The Annual Meeting will be held on Tuesday, April 22, 2003, at 10:00 a.m., at the Spokane Agricultural Trade Center.

        The formal Notice of Annual Meeting of Shareholders and the Proxy Statement are attached and describe the proposals to be voted on at the Annual Meeting. The Board of Directors believes the proposals are in the best interests of Sterling and its Shareholders and, accordingly, recommends that you vote "FOR" each of the proposals.

        It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to mark, sign and date your Proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

        Your continued support is sincerely appreciated.

Sincerely,

Harold B. Gilkey Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

        The Annual Meeting of Shareholders of Sterling Financial Corporation ("Sterling") will be held in the Conference Theater of the Agricultural Trade Center (located in the Spokane Convention Center), 334 West Spokane Falls Boulevard, Spokane, Washington, on Tuesday, April 22, 2003, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect three Directors of Sterling for terms ending in the year 2006;

  2.
  To approve an amendment to Sterling's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock;

  3.
  To approve Sterling's 2003 Long-Term Incentive Plan;

  4.
  To ratify the appointment of BDO Seidman, LLP as the independent public accountants for Sterling for 2003; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        All of these proposals are more fully described in the Proxy Statement, which follows. Only Shareholders of record at the close of business on March 5, 2003 will be entitled to vote at the Annual Meeting. As of March 5, 2003, there were 13,417,281 shares of Common Stock outstanding.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

NED M. BARNES Secretary
Spokane, Washington March 21, 2003

PROXY STATEMENT

Annual Meeting of Shareholders

To be held April 22, 2003

General

        This Proxy Statement is being furnished to Shareholders in connection with the solicitation by the Board of Directors of Proxies to be used at the upcoming Annual Meeting of Shareholders to be held on April 22, 2003. Sterling anticipates that this Proxy Statement and the accompanying form of Proxy will first be mailed to Shareholders on or about March 21, 2003. Unless the context clearly suggests otherwise, references in this Proxy Statement to Sterling include its subsidiaries.

        Holders of Common Stock of Sterling are requested to complete, sign and date the accompanying Proxy and return it promptly in the enclosed postage-paid envelope.

Time and Place of Annual Meeting

        The Annual Meeting will be held on Tuesday, April 22, 2003 at 10:00 a.m. in the Conference Theater of the Agricultural Trade Center (located in the Spokane Convention Center), 334 West Spokane Falls Boulevard, Spokane, Washington.

Record Date

        The Board of Directors of Sterling has fixed March 5, 2003 as the record date (the "Record Date") for the determination of Shareholders of Sterling who are entitled to receive notice of and to vote at the Annual Meeting.

Voting and Revocability of Proxies

        Shares represented by properly executed Proxies will be voted in accordance with the instructions thereon. Persons named in the Proxy to represent Shareholders at the Annual Meeting are Harold B. Gilkey and William W. Zuppe. In the absence of specific instructions, Proxies will be voted for Items 1, 2, 3 and 4 and in the discretion of the Proxy holders as to any other matter that may properly come before the Annual Meeting.

        Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the time it is voted at the Annual Meeting by voting in person at the Annual Meeting or by the filing with the Secretary of Sterling of a written notice of revocation or of a duly executed Proxy bearing a later date. All such notices of revocation or Proxies should be mailed to the Secretary of Sterling in care of Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201-0611, not less than four business days prior to the Annual Meeting. After this time, all such notices of revocation or Proxies should be personally delivered to the Secretary or the Assistant Secretary of Sterling in the meeting room on the day of the Annual Meeting prior to the commencement of the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a Proxy. If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you must obtain a Proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

        If you hold any shares in the Sterling's Employment Savings and Incentive Plan and Trust (the "401(k) Plan"), your completed Proxy will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least five days prior to the Annual Meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan, as to which Proxies have not been returned, in accordance with the recommendations of the Board of Directors.

Voting Shares and Requirements

        As of the Record Date, there were 13,417,281 shares of Common Stock of Sterling, par value $1.00 per share (the "Common Stock"), outstanding. Each share of Sterling's Common Stock outstanding on the Record Date is entitled to one vote on each matter properly submitted at the Annual Meeting. Shares of Common Stock can be voted only if the owner of record is present to vote or is represented by Proxy at the Annual Meeting. The holders of a majority of the shares of Common Stock outstanding on the Record Date, present in person or represented by Proxy, shall constitute a quorum. The nominees for election as Directors who receive the largest number of votes cast at the Annual Meeting will be elected Directors. The affirmative vote by the holders of the majority of the Common Stock present in person or represented by Proxy and entitled to vote is required to approve Sterling's 2003 Long-Term Incentive Plan. The proposal to approve of the amendment to Sterling's Restated Articles of Incorporation will be approved if the number of votes cast in favor is a majority of the number of votes entitled to be cast on the proposal.

        Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal. Abstentions and broker "non-votes" will not be considered entitled to vote or included in the total of votes cast regarding matters other than the amendment of Sterling's Restated Articles of Incorporation.

Solicitation of Proxies

        The cost of the solicitation of Proxies will be borne by Sterling. Sterling will, upon request, reimburse banks and brokers for their reasonable expenses in sending Proxy materials to their principals and obtaining their Proxies. In addition to solicitation by mail, Proxies may be solicited in person or by telephone, telefax or other types of communications by Directors, Officers and Employees of Sterling or others, without additional compensation. Sterling has retained Mellon Investor Services to assist in the solicitation of Proxies for the Annual Meeting for a fee of approximately $12,500, plus associated costs and expenses.

Recommendation of the Board of Directors

        The Board of Directors of Sterling believes the proposals described herein are in the best interests of Sterling and its Shareholders and, accordingly, recommends that the Shareholders vote "FOR" each of the proposals listed in the Notice.

PROPOSAL 1:    ELECTION OF DIRECTORS

        The Board of Directors currently consists of nine Directors who are divided into three classes. The members of each class serve three-year terms, and one class is elected annually. The Board of Directors has nominated the three individuals listed below for election as Directors to serve terms of three years ending at the Annual Meeting of Shareholders of Sterling in the year 2006 or when their respective successors have been duly elected and qualified. The nominees are:

Rodney W. Barnett
David O. Wallace
William W. Zuppe

Sterling has no reason to believe that any of the nominees will be unable to serve; however, should any nominee become unable to serve as a Director for any reason, the Board of Directors shall designate a substitute nominee. Unless instructions to the contrary are specified in the Proxy, Proxies will be voted in favor of the three persons who have been nominated by the Board of Directors. Sterling expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve if elected, Proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

The Board of Directors recommends that Shareholders
vote "FOR" the nominees.

BOARD OF DIRECTORS OF STERLING FINANCIAL CORPORATION

HAROLD B. GILKEY

        Mr. Gilkey, 63, has served as Chairman of the Board and Chief Executive Officer of Sterling since its inception and as Chairman of the Board and Chief Executive Officer of Sterling Savings Bank ("Sterling Savings") since 1981. Mr. Gilkey co-founded Sterling Savings in 1981. Additionally, he is Chairman of the Board of INTERVEST-Mortgage Investment Company ("INTERVEST"), Action Mortgage Company ("Action Mortgage") and Harbor Financial Services, Inc. ("Harbor Financial"), subsidiaries of Sterling Savings. Mr. Gilkey brought to Sterling Savings over 19 years of commercial and mortgage banking experience. He served as President of Bancshares Mortgage Company of Spokane, Washington, and Senior Vice President of Old National Bank of Spokane, Washington. Prior to this, Mr. Gilkey was employed by Bank of America for 12 years. Mr. Gilkey is a past Director of the Washington Savings League and a member of the Savings Association Insurance Fund Industry Advisory Committee, an advisory committee of the FDIC. Mr. Gilkey received his degree in Business Administration from the University of Montana in 1962 and his Master of Business Administration degree from the University of Southern California in 1970. His term expires in 2005.

WILLIAM W. ZUPPE

        Mr. Zuppe, 61, has served as Director, President and Chief Operating Officer of Sterling since its inception and as Director, President and Chief Operating Officer of Sterling Savings since 1981. Mr. Zuppe co-founded Sterling Savings in 1981. Mr. Zuppe is also Vice President and serves as a Director of INTERVEST, Action Mortgage and Harbor Financial. Mr. Zuppe brought to Sterling Savings 18 years of mortgage lending experience as Vice President of Bancshares Mortgage Company and Manager of Loan Administration of Sherwood & Roberts, Inc. of Walla Walla, Washington, a mortgage banking company. Mr. Zuppe is past Chairman of the Washington Savings League Board of Directors and past member of the Federal Reserve Board—Thrift Institutions Advisory Council. He is currently serving on America's Community Banker's Board as Vice-Chairman. If reelected, his term will expire in 2006.

NED M. BARNES

        Mr. Barnes, 66, has served as Secretary and a Director of Sterling since its inception and as Secretary of Sterling Savings since 1981 and a Director since 1983. Mr. Barnes is also Secretary and serves as a Director of INTERVEST and Action Mortgage and serves as a Director of Harbor Financial. Mr. Barnes is a Principal in the law firm of Witherspoon, Kelley, Davenport & Toole, P.S. of Spokane, Washington, which he joined in 1965. Mr. Barnes' law practice emphasizes the areas of real estate and corporate law. He is a member of the Board of Directors of the Spokane Community Mental Health Center. Mr. Barnes graduated from the University of Minnesota in 1958, earning a degree in Business Administration. He received his Juris Doctorate from the University of Washington in 1961. His term expires in 2004.

RODNEY W. BARNETT

        Mr. Barnett, 59, has served as a Director of Sterling since its inception and as a Director of Sterling Savings since 1981. He is President and General Manager of Carr Sales Company, an electrical supply firm in Spokane, Washington. Mr. Barnett is also a past Director of the National Association of Electrical Distributors and is currently on the Regional Council for that organization. If reelected, his term will expire in 2006.

THOMAS H. BOONE

        Mr. Boone, 62, has served as a Director of Sterling since 2000 and as a Director of Sterling Savings since 1998. Mr. Boone is an attorney, shareholder and President of the law firm of Boone Karlberg, P.C. of Missoula, Montana. He is a past member and President of the Missoula YMCA Board of Directors and the Western Montana Bar Association, a member of the Board of Community Advisors for Missoula Youth Homes, a Director and President of the Missoula County Scholarship Fund, a Director and President of the Missoula Symphony Association and a member of Board of Visitors for University of Montana School of Law. Mr. Boone graduated from Harvard College and received his Juris Doctorate from Harvard Law School. Mr. Boone was a member of the Board of Directors of Big Sky Bancorp, Inc., which merged with Sterling in November 1998. His term expires in 2005.

JAMES P. FUGATE

        Dr. Fugate, 70, has served as a Director of Sterling since its inception and as a Director of Sterling Savings since 1989. He is the retired Superintendent of Auburn School District No. 408. Dr. Fugate is a former Director of Central Evergreen Savings & Loan Association. He is on the Board of Governors of the Auburn Regional Medical Center and serves as the Chairman of the Board. He also is a partner in the ownership of the Auburn Racquetball Club and serves as the President of its Board of Directors. His term expires in 2004.

ROBERT D. LARRABEE

        Mr. Larrabee, 67, has served as a Director of Sterling since its inception and as a Director of Sterling Savings since 1983. Mr. Larrabee is the owner of Merchant Funeral Home in Clarkston, Washington. He is also a former Director of Laurentian Capital Corporation, a former Director of Lewis and Clark Savings & Loan Association and a past President of the Board of Regents of the University of Washington. His term expires in 2004.

ROBERT E. MEYERS

        Dr. Meyers, 76, has served as a Director of Sterling since its inception and as a Director of Sterling Savings since 1983. He is a retired dentist from Clarkston, Washington. Dr. Meyers is a former Director of Lewis and Clark Savings & Loan Association. His term expires in 2005.

DAVID O. WALLACE

        Mr. Wallace, 64, has served as a Director of Sterling since its inception and as a Director of Sterling Savings since 1981. He is the owner of Startup Business Planning. Mr. Wallace is a Past Chairman of the Citizens Advisory Council for School District No. 81 in Spokane, Washington. If reelected, his term will expire in 2006.

Compensation and Attendance of Directors

        Directors of Sterling are paid an annual fee of $4,000 plus a fee, which is currently $750, for every meeting attended. Each of the Directors of Sterling also serves as a Director of Sterling Savings for the same term. Directors of Sterling Savings are paid an annual fee of $4,000 plus a fee, which is currently $1,000, for every meeting attended. Additionally, Directors who also serve as Directors of the subsidiaries of Sterling Savings receive a fee, which is currently $250, for each meeting attended. Directors receive reimbursement for travel and other expenses incurred in connection with Board business.

        Non-Employee Directors of Sterling also receive annual grants of non-qualified stock options. Such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and generally expire ten years from the date of grant. In the event that a Non-Employee Director is removed from office for cause, all options granted to such Non-Employee Director pursuant to the automatic grants of non-qualified stock options described above will expire immediately upon such removal.

        The Board of Directors of Sterling held 12 meetings during 2002. Each Director attended at least 75% of such meetings and those of the Board Committees on which the Director served during the year.

Committees of the Board of Directors

        The Board of Directors of Sterling has established Audit and Personnel Committees.

        The Audit Committee oversees the financial reporting process and internal controls of Sterling. The Committee consults with the internal auditor, Sterling's independent auditors and management regarding internal accounting controls, the annual audit and regulatory examinations. The Committee held four meetings during 2002 and currently consists of Directors Barnett (Chairman), Boone, Meyers and Wallace, each of whom is "independent" as that term is defined under the Rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter that was approved by Sterling's Board of Directors.

        The Personnel Committee reviews and makes recommendations to the Board of Directors with respect to personnel policies that include, but are not limited to, officer and employee salaries and benefits. The Committee held three meetings during 2002 and currently consists of Directors Larrabee (Chairman), Fugate and Meyers.

EXECUTIVE OFFICERS

        In addition to Messrs. Gilkey, Zuppe and Barnes, the Executive Officers of Sterling and its subsidiaries are David P. Bobbitt, Heidi B. Stanley, Daniel G. Byrne, Stephen L. Page, John M. Harlow, Stanton C. Parrish and James L. Kirschbaum. Each Executive Officer has held his or her present position for the past five years unless otherwise stated.

DAVID P. BOBBITT

        Mr. Bobbitt, 55, serves as Executive Vice President-Community Banking of Sterling Savings. He joined Sterling Savings in March of 1996. Before joining Sterling Savings, Mr. Bobbitt was employed by West One Bank for 26 years. He serves as a Director of the Pacific Coast Banking School. He is an Advisory Director of the College of Business and Economics at the University of Idaho. He is a member of the Idaho Bankers Association Executive Council. He also serves as the Chairman of the North Idaho Fair Board. Mr. Bobbitt is a graduate of North Idaho College, the Pacific Coast Banking School and Harvard University's Advanced Management Program.

HEIDI B. STANLEY

        Ms. Stanley, 46, serves as Executive Vice President-Corporate Administration of Sterling Savings Bank. She joined Sterling in 1985. Prior to joining Sterling, Ms. Stanley was employed by IBM in San Francisco, California and Tucson, Arizona. She is Chairman of the Board of the Association of Washington Business (AWB); Vice-Chair of the Board of Washington Public Affairs Network (TVW); Secretary/Treasurer of the Board of Spokane Focus 21; and Secretary/Treasurer of the Board of Spokane Intercollegiate Research and Technology Institute (SIRTI). She also serves on the Executive Committee of the WSU Foundation, is Chairman of the Foundation Planning Committee and a member of the Spokane Higher Education Leadership Group. Ms. Stanley graduated from Washington State University in 1979 with a degree in Business Administration.

DANIEL G. BYRNE

        Mr. Byrne, 48, has served as Chief Financial Officer, Senior Vice President-Finance, Treasurer and Assistant Secretary of Sterling since its inception. He also serves in the same capacities with Sterling Savings, which he joined in 1983. Mr. Byrne is also the Assistant Secretary and Treasurer of INTERVEST and Action Mortgage and the Secretary and Treasurer of Harbor Financial. Before joining Sterling, Mr. Byrne was employed by the accounting firm of Coopers & Lybrand in Spokane, Washington. He is a past Lieutenant Governor of Kiwanis International, a member of the Board of Trustees and Chairman of the Finance Committee for Gonzaga Preparatory School, a member of the Board of Directors of Spokane Community Mental Health and a member and Chairman of the Parish Council of St. Thomas More Church. Mr. Byrne is a certified public accountant and graduated from Gonzaga University in 1977 with a degree in Accounting.

STEPHEN L. PAGE

        Mr. Page, 54, serves as Senior Vice President-Credit Management of Sterling Savings. He joined Sterling Savings in 1983. Prior to 1983, Mr. Page was employed by Kiemle & Hagood Company of Spokane, Washington as a Property Management Leasing Officer. He is a Director of the Educational Loan Foundation, and serves as Chairman of the Fair Lending/CRA Committee of the Washington Savings League. Mr. Page graduated from the University of Utah in 1970 and received a Master of Business Administration degree from the University of New Mexico in 1973.

JOHN M. HARLOW

        Mr. Harlow, 60, serves as Vice President of Sterling Savings and President and Director of INTERVEST. He joined Sterling Savings in 1987. Mr. Harlow was formerly the President of the Mortgage Banking Division of Moore Financial Services of Portland, Oregon, Senior Vice President of Income Property Lending for Bancshares Mortgage Company of Spokane, Washington and Vice President/Regional Manager for I.D.S. Mortgage Company in Northern California. Mr. Harlow graduated from the University of Illinois in 1965, is a Certified Mortgage Banker, and is past President of the Oregon Mortgage Bankers Association.

JAMES L. KIRSCHBAUM

        Mr. Kirschbaum, 62, serves as Vice President of Sterling Savings and President and Chief Operating Officer of Action Mortgage Company. He joined Sterling Savings in October 2002. Mr. Kirschbaum was formerly Executive Vice President of Source Capital Corporation in Spokane, Washington. He is a member of the Mortgage Bankers Association of America, a past President of the Seattle Mortgage Lenders Association and President for the second time of the Washington State Mortgage Bankers Association. He is also as a member of the Washington State Investment Board, the Urban Land Institute and Past President of the United Way of Spokane County. Mr. Kirschbaum is a graduate of the Stanford University Executive Program and the recipient of an Honorary Masters Degree from Eastern Washington University's College of Business.

STANTON C. PARRISH

        Mr. Parrish, 52, serves as Vice President of Sterling Savings and President and Director of Harbor Financial. He joined Sterling Savings in 1983. Prior to 1983, Mr. Parrish was employed by Western Savings Association of Portland, Oregon. He is President-elect of the Inland Northwest Big Brothers and Sisters and is a Big Brother mentor. Mr. Parrish is a 1972 graduate of Washington State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth, as of December 31, 2002, information about the only known beneficial owners of more than five percent of Sterling's Common Stock. The following information is based solely on statements filed with the Securities and Exchange Commission or other information that Sterling believes to be reliable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Westport Asset Management, Inc.(1) 253 Riverside Avenue Westport, CT. 06880	1,037,766	8.68
Private Capital Management(2) 8889 Pelican Bay Blvd., Ste. 500 Naples, FL 34108	941,044	7.87
Dimensional Fund Advisors, Inc.(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA. 90401	826,188	6.91

(1)
Based on Schedule 13G filed on February 14, 2003 by Westport Asset Management, Inc., which states that it has shared voting and dispositive power as to 683,067 shares and sole voting and dispositive power as to 354,699 shares.

(2)
Based on Schedule 13G filed on February 14, 2003 by Private Capital Management, which states that it has shared voting power as to 941,044 shares.

(3)
Based on Schedule 13G filed on February 11, 2003 by Dimensional Fund Advisors, Inc., which states that it has sole voting and dispositive power as to 826,188 shares.

        The following table sets forth, as of January 31, 2003 information concerning the beneficial ownership of Sterling Common Stock by each Director and Executive Officer named in the Summary Compensation Table and by all Directors and Executive Officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ned M. Barnes	39,837(1)	*
Rodney W. Barnett	33,584(2)	*
David P. Bobbitt	47,775(3)	*
Thomas H. Boone	42,763(4)	*
James P. Fugate	18,955(5)	*
Harold B. Gilkey	265,758(6)	2.22
John M. Harlow	57,676(7)	*
Robert D. Larrabee	24,679(5)	*
Robert E. Meyers	48,838(5)	*
Heidi B. Stanley	72,952(8)	*
David O. Wallace	20,309(5)	*
William W. Zuppe	195,773(9)	1.64
All Directors and Executive Officers as a Group (17 persons)
	1,017,214(10)	8.50

*
Less than 1%

(1)
Includes 1,312 shares as to which Mr. Barnes has shared voting and investment power, 19,598 shares held in a self-directed profit-sharing plan and 10,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003. Excludes 1,625 shares owned by the law firm of which Mr. Barnes is a principal, as to which shares Mr. Barnes disclaims beneficial ownership.

(2)
Includes 7,848 shares owned by a profit-sharing plan, of which Mr. Barnett is the principal administrator and as to which shares he disclaims beneficial ownership, and 10,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003.

(3)
Includes 47,400 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003. Excludes 5,866 shares held by Sterling's Deferred Compensation Plan and 1,359 shares (as of December 31, 2002) held by the 401(k) Plan for the benefit of Mr. Bobbitt, as to which shares Mr. Bobbitt disclaims beneficial ownership.

(4)
Includes 12,072 shares owned by a profit-sharing plan, as to which shares Mr. Boone disclaims beneficial ownership, and 10,511 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003.

(5)
Includes 10,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003.

(6)
Includes 147,398 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003 and 9,810 shares held for Mr. Gilkey's individual account under the 401(k) Plan. Excludes 147,684 shares held by Sterling's Deferred Compensation Plan and 5,667 shares (as of December 31, 2002) held by the 401(k) Plan for the benefit of Mr. Gilkey, as to which shares Mr. Gilkey disclaims beneficial ownership.

(7)
Includes 37,200 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003. Excludes 26,901 shares held by Sterling's Deferred Compensation Plan and 3,557 shares (as of December 31, 2002) held by the 401(k) Plan for the benefit of Mr. Harlow, as to which shares Mr. Harlow disclaims beneficial ownership.

(8)
Includes 52,500 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003, and 4,238 shares held for Ms. Stanley's individual account under the 401(k) Plan. Excludes 26,578 shares held by Sterling's Deferred Compensation Plan and 3,164 shares (as of December 31, 2002) held by the 401(k) Plan for the benefit of Ms. Stanley, as to which shares Ms. Stanley disclaims beneficial ownership.

(9)
Includes 158,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003 and 10,630 shares held for Mr. Zuppe's individual account under the 401(k) Plan. Excludes 101,594 shares held by Sterling's Deferred Compensation Plan and 5,332 shares (as of December 31, 2002) held by the 401(k) Plan for the benefit of Mr. Zuppe, as to which shares Mr. Zuppe disclaims beneficial ownership.

(10)
Includes 587,141 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2003 and 40,056 shares held in individual accounts under the 401(k) Plan. Excludes 348,468 shares held by Sterling's Deferred Compensation Plan and 28,599 shares (as of December 31, 2002) held by the 401(k) Plan for the benefit of members of the group, as to which shares such members disclaim beneficial ownership.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

        Sterling seeks to promote a strong pay-for-performance culture by aligning compensation with Sterling's performance. Sterling's Board of Directors believes that compensation should:

  •
  relate to the value created for Shareholders by being directly tied to the financial performance and condition of Sterling and each Executive Officer's contribution thereto;

  •
  reward individuals who help Sterling achieve its short-term and long-term objectives and thereby contribute significantly to the success of Sterling;

  •
  help to attract and retain the most qualified individuals available by being competitive in terms of compensation paid to persons having similar responsibilities and duties in other companies in the same and closely-related industries; and

  •
  reflect the qualifications, skills, experience and responsibilities of each Executive Officer.

        The Personnel Committee, which is composed of three nonemployee Directors, administers the compensation of the Chief Executive Officer (the "CEO") and the other Executive Officers of Sterling and its subsidiaries ("Executive Officers"), subject to review and appropriate approval of Sterling's Board of Directors.

        In determining executive compensation, Sterling uses peer group comparisons as part of its overall analysis. The Personnel Committee believes that companies operating in the banking and financial services industries are appropriate to include in its compensation analysis. Additionally, the Personnel Committee is advised from time to time by outside compensation consultants on its compensation policies.

        Several factors are used to measure the performance of Sterling and its Executive Officers. In order to measure corporate financial and operating results, the Personnel Committee examines Sterling's return on equity and its earnings per share as compared to the performance of peers. Individual performance measures are designed to be reasonably attainable, under the immediate influence of the executive and related to the success of the individual.

Components of Compensation

        At present, the executive compensation program is comprised of base salary, annual cash incentive compensation, long-term compensation in the form of deferred compensation and stock options and benefits typically offered to executives of similar corporations.

        Base Salary.    In establishing the base salaries of the CEO and the other Executive Officers, the Personnel Committee examines competitive peer group surveys and data in order to determine whether compensation is competitive with that offered by other companies in the banking and financial services industries. The Personnel Committee looks primarily at companies that are similar in terms of their size and the complexity of their operations. The Personnel Committee also takes into account Sterling's financial and operating performance as compared with the industry as a whole and considers the diverse skills required of its executive management to expand its operations while maintaining good performance. In addition, the Personnel Committee considers the particular executive's performance, responsibilities, qualifications and experience in the banking industry.

        Annual Cash Incentive Compensation.    Sterling maintains an Annual Cash Incentive Compensation Program. The annual component of this plan is intended to encourage and reward the achievement of (1) growth in Sterling's reported earnings and (2) targeted returns on equity. These criteria are deemed by the Personnel Committee to be critical in increasing Shareholder value. The plan also is designed to assist in the attraction and retention of qualified employees, to further link the financial interests and objectives of employees with those of Sterling and to foster accountability and teamwork throughout Sterling.

        Long-Term Incentive Plans.    The Personnel Committee believes that long-term incentive plans, such as the 2003 Long-Term Incentive Plan, provide a competitive incentive that links the achievement of financial goals and individual performance with greater Shareholder value. The purpose of these plans is to encourage the ownership of Common Stock, attract and retain qualified employees, develop and maintain strong management and employee loyalty and give suitable recognition to individuals' material contributions to Sterling's success.

        Deferred Compensation Plan.    Sterling maintains a non-qualified Deferred Compensation Plan. The Deferred Compensation Plan component of the overall compensation plan is intended to link compensation to the long-term performance of Sterling and to provide a strong incentive for increasing Shareholder value. As of December 31, 2002, there were eight participants in the Deferred Compensation Plan. The Personnel Committee may, as it has done in the past, choose additional participants from a group of management employees. The Board of Directors, following recommendations by the Personnel Committee, determines contributions to the Deferred Compensation Plan for each given year. All amounts in a participant's account become 100% vested upon a change of control; when the participant attains normal retirement age; when the employment of the participant terminates due to death or disability; or upon termination of the Plan. Prior to such an event, amounts in a participant's account vest at the rate of 10% per year of service, provided that such vesting shall reach 100% when the participant reaches the age of 60. Payment of an account may be in a lump sum or in installments as determined by the Personnel Committee, and the Committee may accelerate installments. Payment must be commenced within one year of the termination of the participant's employment with Sterling. Effective February 1, 2002, Sterling Financial discontinued additional contributions to the Deferred Compensation Plan.

        Supplemental Executive Retirement Plan.    In January 2002, Sterling adopted a Supplemental Executive Retirement Plan (the "SERP"). The SERP is a non-qualified, unfunded plan that is designed to provide retirement benefits for certain key employees of Sterling. Depending on their classification under the Plan, participants will receive from 40% to 60% of their annual salary amount at January 1, 2002 for 10 to 15 years, beginning at normal retirement age. Retirement benefits vest at the rate of 10% per year of service. Except for participants who have completed 25 years of service, benefits are reduced for early retirement. The present value of the retirement benefits becomes 100% vested if, within three years of a change of control of Sterling, either the Plan or the participant's employment are terminated.

Compensation of CEO

        During 2002, the compensation of the CEO was based on the general principles of the executive compensation program and on the CEO's Employment Agreement. In determining the salary and other forms of compensation for the Chairman of the Board and CEO, Mr. Gilkey, the Personnel Committee took into consideration Mr. Gilkey's substantial experience and standing in the industry in general and with Sterling in particular. The Personnel Committee also considered the increased responsibilities for Mr. Gilkey as a result of Sterling's diversification and growth in recent years. The Personnel Committee believes that Mr. Gilkey's compensation as CEO appropriately reflects Sterling's performance during 2002 and his contributions to that performance.

Personnel Committee Interlocks and Insider Participation

        During 2002 there were no "interlocking" or cross-board memberships that are required to be disclosed under the rules of the Securities and Exchange Commission. For a general description of transactions and relationships Directors and Executive Officers and their associates may have had with Sterling and its affiliates during the year, see "Interest of Directors and Executive Officers in Certain Transactions."

Submitted by the Personnel Committee of the Board of Directors of Sterling Financial Corporation.
Robert D. Larrabee, Chairman
James P. Fugate
Robert Meyers

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning compensation received from Sterling by each of the Named Executive Officers for services in all capacities to Sterling and its subsidiaries for the last three years.

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp. ($)(1)	Securities Underlying Options (#)	All Other Comp. ($)
Harold B. Gilkey Chairman & CEO of Sterling	2002 2001 2000	324,000 312,000 300,000	125,000 75,000 36,000	58,879 53,354 54,395	30,000 25,000 25,000	384,983 47,773 65,904	(2)
William W. Zuppe President & COO of Sterling	2002 2001 2000	244,000 236,000 224,000	100,000 60,000 30,000	54,160 48,620 51,252	30,000 25,000 25,000	206,940 146,591 113,040	(3)
David P. Bobbitt Exec. Vice President of Sterling Savings	2002 2001 2000	160,000 144,000 138,000	30,000 25,000 20,000	— — —	15,000 15,000 10,000	73,452 22,858 16,525	(4)
Heidi B. Stanley Exec. Vice President of of Sterling Savings	2002 2001 2000	160,000 144,000 129,000	30,000 25,000 30,000	— — —	15,000 15,000 10,000	41,412 22,575 21,075	(5)
John M. Harlow Vice President of Sterling Savings; President of INTERVEST	2002 2001 2000	200,000 192,000 186,000	40,000 25,000 30,000	— — —	10,000 10,000 7,500	142,910 62,613 62,220	(6)

(1)
Compensation amounts are not required to be provided where the aggregate amounts of perquisites and other personal benefits do not exceed the lesser of either $50,000 or 10% of the total of such officer's annual salary and bonus. Amounts shown for 2002 include Director's fees of $41,000 each for Messrs. Gilkey and Zuppe; auto allowances of $8,400 each for Messrs. Gilkey and Zuppe; and club dues of $9,479, and $4,760 for Messrs. Gilkey and Zuppe, respectively.

(2)
Includes:    a) a $3,850 vested contribution to the 401(k) Plan; (b) $329,439 vested in the SERP; c) $6,824 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP; d) $41,666 vested in the Deferred Compensation Plan; and e) $3,204 of income attributed to the individual by virtue of Sterling's payment of split-dollar life insurance premiums.

(3)
Includes:    a) a $3,850 vested contribution to the 401(k) Plan; (b) $164,864 vested in the SERP; c) $3,415 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP; d) $33,334 vested in the Deferred Compensation Plan; and e) $1,477 of income attributed to the individual by virtue of Sterling's payment of split-dollar life insurance premiums.

(4)
Includes:    a) a $3,850 vested contribution to the 401(k) Plan; (b) $49,395 vested in the SERP; c) $1,028 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP; and d) $19,184 vested in the Deferred Compensation Plan.

(5)
Includes:    a) a $3,850 vested contribution to the 401(k) Plan; (b) $19,018 vested in the SERP; c) $394 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP; and d) $18,150 vested in the Deferred Compensation Plan.

(6)
Includes:    a) a $3,850 vested contribution to the 401(k) Plan; (b) $136,238 vested in the SERP; and c) $2,822 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP.

Option Grants in 2002

        The following table sets forth information with respect to stock options granted to the Chief Executive Officer of Sterling and the next four most highly compensated Executive Officers during 2002.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted in Fiscal Year
			Exercise or Base Price ($/Sh)(1)
Name				Expiration Date
					5% ($)	10% ($)
Harold B. Gilkey	30,000	14.93	18.79	12/17/12	354,508	898,393
William W. Zuppe	30,000	14.93	18.79	12/17/12	354,508	898,393
David P. Bobbitt	15,000	7.46	18.79	02/28/09	95,856	217,464
Heidi B. Stanley	15,000	7.46	18.79	02/28/09	95,856	217,464
John M. Harlow	10,000	4.98	18.79	02/28/09	63,904	144,976

(1)
The Exercise or Base Price is the fair market value of the Common Stock on the date of grant as listed on the Nasdaq National Market, as adjusted for stock dividends declared and/or paid.

Aggregated Option Exercises in 2002 and Year-End Option Values

        The following table sets forth information on the exercise of stock options during 2002 by each of the Named Executive Officers and the value of unexercised in-the-money options at December 31, 2002.

			Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End ($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Harold B. Gilkey	0	0	164,000	30,000	1,424,940	0
William W. Zuppe	1,000	13,850	158,000	30,000	1,366,580	0
David P. Bobbitt	6,800	47,863	47,400	27,300	339,493	128,569
Heidi B. Stanley	6,000	54,000	52,500	29,000	379,620	145,520
John M. Harlow	8,000	62,080	37,200	30,300	282,071	168,929

(1)
Values are adjusted for stock dividends declared and/or paid.

Employment and Change in Control Agreements

        Sterling has entered into employment agreements (the "Agreements") with Messrs. Gilkey and Zuppe, which provide for annual fixed minimum salaries. The Agreements provide for incentive bonuses, non-qualified deferred compensation, long-term incentive compensation including stock options, certain perquisites, and rights to participate in other benefit programs offered or maintained by Sterling. The Agreements with Messrs. Gilkey and Zuppe expire on June 30, 2004 and August 31, 2006, respectively.

        The Agreements provide for the payment of certain severance benefits to Messrs. Gilkey and Zuppe upon termination of their employment by Sterling without cause or following a constructive discharge, a notice of non-renewal or their permanent disability. Pursuant to these provisions, Mr. Gilkey and Mr. Zuppe would be entitled to receive their base salary in effect at the time of termination until the later to occur of the expiration of their Agreements or the end of a three-year period. In the event Messrs. Gilkey or Zuppe were discharged within eighteen months following a change in control of Sterling, they would be entitled to their base salaries and incentive bonuses, at the highest annual rates during their employment, for a three-year period. In addition, earned but unpaid base salary and incentive bonus amounts and amounts held for Messrs. Gilkey and Zuppe in the Deferred Compensation Plan as of the date of termination would be payable in full. Group hospitalization, health, dental care, life or other insurance, including travel, accident and disability insurance and the perquisites set forth in the Agreements would continue. Stock options granted pursuant to the Agreements would become fully exercisable during the severance period.

        Sterling is the plaintiff in a lawsuit which is pending in the United States Court of Federal Claims (the "Lawsuit"). The Lawsuit is an action for damages arising out of the government's breach of its contracts with Sterling in connection with Sterling's past acquisitions of certain troubled thrift associations. In the event that a settlement or judgment amount is received by Sterling as a result of the Lawsuit, Messrs. Gilkey and Zuppe are entitled by the terms of the Agreements to receive three percent and two percent, respectively, of the gross amount received in recognition of their substantial contribution in bringing about the settlement or judgment. This provision is intended to survive the termination of the Agreements.

        Sterling has entered into separate employment agreements (the "Executive Agreements") with each of the Named Executive Officers. The term of each Executive Agreement continues until either the Board of Directors in its sole discretion or the Named Executive Officer in his or her sole discretion terminates the respective agreement in accordance with its terms.

        Under the Executive Agreements, the Chairman and the President of Sterling determine the annual salary of the Named Executive Officer. Upon termination for any reason or resignation for Good Cause upon or within three years after a Change in Control (as Change in Control and Good Cause are defined in the Executive Agreements), certain Named Executive Officers will be paid three times and certain Named Executive Officers will be paid two times annual compensation including the greater of salary and target bonus for the calendar year in which the termination occurs (if established before the termination) or salary and actual bonus for the prior calendar year (annualized if the Named Executive Officer was not employed by Sterling for the entire calendar year), but excluding the value of grants of stock options or restricted stock. In addition, all of the Named Executive Officer's outstanding, unvested options will immediately vest and become exercisable and, subject to prior approval of the Board, restrictions on all or certain grants of the Named Executive Officer's restricted stock will immediately lapse.

        Under the terms of the Agreements and the Executive Agreements, if a change-of-control payment constitutes a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the executive is entitled to receive payment of an additional amount (the "Gross-Up Payment") within a specified period of time. Any Gross-Up Payment would be equal to the amount necessary to cause the net amount retained by the executive, after subtracting the parachute excise tax imposed by Section 4999 of the Code (the "Excise Tax") and any federal, state and local income taxes, FICA tax and excise tax on the Gross-Up Payment, to be equal to the net amount the executive would have retained had no Excise Tax been imposed and no Gross-Up Payments been paid.

SHAREHOLDER RETURN COMPARISON

        The following chart sets forth a five-year comparison of total Shareholder return on the Common Stock of Sterling to the Nasdaq National Stock Index (US Companies) and a peer group index comprised of all publicly-traded savings and loans associations with a market capitalization of $250 million or less. The chart assumes an investment of $100 on January 1, 1997 and the reinvestment of all dividends. The stock price performance shown on the following chart is provided as of year-end and may not be indicative of current stock price levels or future stock price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG STERLING FINANCIAL CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

PROPOSAL 2:    AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

        The Board of Directors has approved and is submitting to the Shareholders for approval, an amendment to the first sentence of Article V of Sterling's Restated Articles of Incorporation. The amendment would increase the number of shares of Common Stock Sterling is authorized to issue to 40,000,000 shares. Sterling's Restated Articles of Incorporation currently authorize the issuance of up to 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of March 5, 2003, 13,417,281 shares of Common Stock were outstanding. No shares of Preferred Stock have been outstanding since 1997. No changes are proposed to the remainder of Article V. The text of Article V, as it is proposed to be amended, is as follows:

  The total number of shares of stock which the Corporation shall have the authority to issue is fifty million (50,000,000) of which forty million (40,000,000) shall be Common Stock having a par value of One Dollar ($1.00) per share and ten million (10,000,000) shares shall be Preferred Stock having a par value of One Dollar ($1.00) per share.

        The proposed amendment to Sterling's Restated Articles of Incorporation has been unanimously approved by the Board of Directors for consideration by Sterling's Shareholders. An increase in the number of authorized shares will assure that an adequate number of authorized but unissued shares is available for Sterling to obtain equity capital, effect acquisitions, grant awards under Sterling's stock option plans, and to effect stock dividends or stock splits. The proposed amendment would enable Sterling to issue additional authorized shares of Common Stock as needs arose without further Shareholder approval, except to the extent required under applicable law and the rules of the Nasdaq Stock Market. There are no current plans or proposals to issue any of the additional shares to be authorized under this proposal.

        If additional Common Stock were issued, the per share voting power, Shareholder's equity, or amounts available for distribution as dividends and on any liquidation of Sterling may be diluted or reduced. Certain effects of this proposal could operate to deter a potential takeover of Sterling. For example, the additional shares proposed to be authorized could be issued to dilute the stock ownership of a person seeking to obtain control of Sterling, thereby preserving current management, making more difficult or discouraging a merger, tender offer or proxy contest directed at Sterling, delaying the assumption of control by a holder of a large block of Sterling's shares, increasing the degree of control of current management, or operating to the advantage of incumbent management in a hostile takeover attempt and to the disadvantage of Shareholders who might want to participate in the takeover transaction. Approval of the Amendment of Sterling's Restated Articles of Incorporation requires the affirmative vote of a majority of shares of Common Stock entitled to be cast on the proposal.

The Board of Directors unanimously recommends that Shareholders vote "FOR" the Proposal to Amend the Restated Articles of Incorporation.

PROPOSAL 3:    ADOPTION OF THE 2003 INCENTIVE PLAN

        The Board of Directors adopted the Sterling Financial Corporation 2003 Long-Term Incentive Plan (the "2003 Incentive Plan"), as of February 25, 2003, subject to the approval of the Shareholders at the Annual Meeting. The Board of Directors believes that it is in the best interests of Sterling to adopt the 2003 Incentive Plan and recommends that the Shareholders vote in favor of the 2003 Incentive Plan. Approximately 168,945 options to purchase shares of Common Stock were available for grant under Sterling's existing equity compensation plans as of December 31, 2002.

        The following summary of the 2003 Incentive Plan is qualified in its entirety by reference to the complete text of the 2003 Incentive Plan, which is included with this Proxy Statement as EXHIBIT A. Capitalized terms not separately defined below have the meanings set forth in the 2003 Incentive Plan.

Description of the 2003 Incentive Plan

        The purpose of the 2003 Incentive Plan is to: a) foster and promote the long-term financial success of Sterling and materially increase Shareholder value; b) enable Sterling to attract, motivate and retain highly-qualified key employees and directors; and c) encourage key employees and directors to link their interests with the long-term financial success of Sterling and the growth of Shareholder value. Under the 2003 Incentive Plan, the following types of Incentive Awards may be granted: (i) Incentive Stock Options; (ii) Non-Qualified Stock Options; (iii) Tandem SARs (stock appreciation rights); (iv) Restricted Stock; (v) Performance Units or Performance Shares; and (vi) supplemental payments dedicated to payment of any federal income taxes that may be payable in conjunction with the 2003 Incentive Plan. Non-Employee Directors, consultants and advisors of Sterling are eligible to participate in the 2003 Incentive Plan but may not receive Incentive Stock Options or Tandem SARs. Generally, the Personnel Committee will grant Incentive Awards under the 2003 Incentive Plan to executive and other officers, approximately 50 individuals, although all Employees are eligible to participate. Sterling has reserved 1,000,000 shares of Common Stock for grants of Incentive Awards under the 2003 Incentive Plan. The 2003 Incentive Plan will be administered by the Personnel Committee of the Board of Directors, which must consist of at least two Non-Employee Directors.

        Under the 2003 Incentive Plan, neither the Personnel Committee nor the Board of Directors may directly or indirectly reduce the exercise price of any Incentive Award without the approval of Sterling's Shareholders. No Incentive Stock Option may be granted with an exercise price per share less than the Fair Market Value of the Common Stock at the date of grant. Non-Qualified Stock Options may be granted at any exercise price. The exercise price of an Option may be paid in cash, by an equivalent method acceptable to the Personnel Committee, or, at the Personnel Committee's discretion, by delivery (including constructive delivery by attestation) of already owned shares of Common Stock having a Fair Market Value equal to the exercise price, or, at the Personnel Committee's discretion, by delivery of a combination of cash and already owned shares of Common Stock. However, if the Grantee acquired the stock to be surrendered directly or indirectly from Sterling, he or she must have owned the stock to be surrendered for at least six months prior to tendering such stock for the exercise of an Option.

        An eligible Grantee may receive more than one Incentive Stock Option, but the maximum aggregate Fair Market Value of the Common Stock (determined when the Incentive Stock Option is granted) with respect to which Incentive Stock Options are first exercisable by such Grantee in any calendar year cannot exceed $100,000. In addition, no Incentive Stock Option may be granted to a Grantee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of Sterling (a "Ten-Percent Shareholder"), unless the exercise price is not less than 110% of the Fair Market Value of the shares subject to such Incentive Stock Option on the date of grant.

        Except as otherwise provided by the Personnel Committee, awards under the 2003 Incentive Plan are not transferable other than as designated by the Grantee by will or by the laws of descent and distribution. The expiration date of an Incentive Stock Option is determined by the Personnel Committee at the time of the grant, but in no event may an Incentive Stock Option be exercisable after the expiration of ten years from the date of grant of the Incentive Stock Option (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

        Tandem stock appreciation rights ("Tandem SARs") may be granted under the 2003 Incentive Plan in conjunction with all or part of an Option. The exercise price of the Tandem SAR shall not be less than the Fair Market Value of the Common Stock on the date of the grant of the Option to which it relates. The Tandem SAR will be exercisable only when the underlying Option is exercisable and once a Tandem SAR has been exercised, the related portion of the Option underlying the Tandem SAR will terminate. Upon the exercise of a Tandem SAR, Sterling will pay to the Grantee in cash, Common Stock, or a combination thereof (the method of payment to be at the discretion of the Personnel Committee), an amount equal to the excess of the Fair Market Value of the Common Stock on the exercise date over the option exercise price, multiplied by the number of Tandem SARs being exercised.

        Shares of Restricted Stock may be granted under the 2003 Incentive Plan, and the provisions attendant to a grant of Restricted Stock may vary among Grantees. In making an award of Restricted Stock, the Personnel Committee will determine the periods during which the Restricted Stock is subject to forfeiture. During the Restriction Period, as set forth in the grant of the Restricted Stock, the Grantee may not sell, transfer, pledge or assign the Restricted Stock, but will be entitled to vote the Restricted Stock.

        The Personnel Committee may grant Incentive Awards representing a contingent right to receive cash ("Performance Units") or shares of Common Stock ("Performance Shares") at the end of a Performance Period. The Personnel Committee may grant Performance Units and Performance Shares in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Personnel Committee shall establish the number of Performance Units or Performance Shares and the contingent value of any Performance Units or Performance Shares, which may vary depending on the degree to which Performance Goals established by the Personnel Committee are met. The Personnel Committee may modify the Performance Goals as it deems appropriate.

        The basis for payment of Performance Units or Performance Shares for a given Performance Period shall be the achievement of those financial and nonfinancial Performance Goals determined by the Personnel Committee at the beginning of the Performance Period. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share shall be based on the degree to which actual performance exceeded the pre-established minimum Performance Goals, as determined by the Personnel Committee. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the Performance Period by the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Personnel Committee, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable Performance Period.

        The Personnel Committee may provide for Supplemental Payments by Sterling to Grantees in amounts specified by the Personnel Committee, which amounts shall not exceed the amounts necessary to pay the federal income tax payable with respect to Incentive Awards and Supplemental Payments, based on the assumption that the Grantee is taxed at the maximum effective federal income tax rate on such amount. The Personnel Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Personnel Committee at the time of payment.

        The 2003 Incentive Plan provides that following a Change of Control, except as otherwise provided in any Incentive Award Agreement, each Option or Tandem SAR then outstanding shall become vested and exercisable in full, all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied and the restriction period shall be deemed to have expired and, to the extent determined by the Personnel Committee, all Performance Shares and Performance Units shall become vested, deemed earned in full and promptly paid. In the event of a Change of Control, however, the Board of Directors may, after notice to the Grantee, require the Grantee to "cash-out" his rights by transferring them to Sterling in exchange for their equivalent "cash value."

        If a Grantee's employment is terminated by reason of death, disability or retirement, any vested Incentive Awards outstanding will remain exercisable as provided in the 2003 Incentive Plan. If a Grantee is terminated for Cause, all outstanding Incentive Awards shall immediately terminate as of the date of termination of employment regardless of the otherwise vested status of the Incentive Awards.

        Under the 2003 Incentive Plan, the Personnel Committee has full power and authority to: (i) designate Grantees; (ii) determine the Incentive Awards to be granted to Grantees; (iii) subject to Section 1.4 of the 2003 Incentive Plan, determine the Common Stock (or securities convertible into Common Stock) to be covered by Incentive Awards and in connection therewith, to reserve shares of Common Stock as needed in order to cover grants of Incentive Awards; (iv) determine the terms and conditions of any Incentive Award; (v) determine whether, to what extent and under what circumstances Incentive Awards may be settled or exercised in cash, Common Stock, other securities, or other property, or may be canceled, substituted, forfeited or suspended, and the method or methods by which Incentive Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) interpret and administer the 2003 Incentive Plan and any instrument or agreement relating to, or Incentive Award made under, the 2003 Incentive Plan; (vii) establish, amend, suspend or waive such rules and guidelines as the Personnel Committee deems necessary or appropriate for administration of the 2003 Incentive Plan; (viii) appoint such agents as it deems appropriate for the administration of the 2003 Incentive Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration, provided, however, that the Personnel Committee may not delegate any of the power or authority set forth in (i) through (viii) above. No member of the Personnel Committee may vote or act upon any matter relating solely to himself or herself. All designations, determinations, interpretations and other decisions with respect to the 2003 Incentive Plan or any Incentive Award are within the sole discretion of the Personnel Committee and shall be final, conclusive and binding upon all persons, including Sterling, any Grantee, any holder or beneficiary of any Incentive Award and any owner of an equity interest in Sterling. No member of the Personnel Committee will be liable for any action or determination made in good faith by the Personnel Committee with respect to the 2003 Incentive Plan or any Incentive Award and, to the fullest extent permitted by Sterling's Restated Articles of Incorporation and Bylaws, Sterling will indemnify each member of the Personnel Committee.

Certain Federal Income Tax Consequences

        Sterling believes that under present law, the following are the U.S. federal income tax consequences generally arising with respect to Options. The grant of an Option will not be a taxable event to the Grantee and Sterling will not be entitled to a deduction with respect to such grant.

        Upon the exercise of a Non-Qualified Stock Option, a Grantee will recognize ordinary income at the time of exercise equal to the excess of the then Fair Market Value of the shares of Common Stock received over the exercise price. The taxable income recognized upon exercise of a Non-Qualified Stock Option will be treated as compensation income subject to withholding and Sterling will be entitled to deduct as a compensation expense an amount equal to the ordinary income a Grantee recognizes with respect to such exercise. The treatment to a participant of a disposition of shares acquired through the exercise of an Option generally depends on how long the shares were held and on whether the shares were acquired by exercising an Incentive Stock Option or by exercising an Option other than an Incentive Stock Option. Generally, there will be no tax consequence to Sterling in connection with a disposition of shares acquired under an Option, except that Sterling may be entitled to a deduction in cases in which shares acquired under an Incentive Stock Option are disposed of before the applicable Incentive Stock Option holding periods having been satisfied.

        A Grantee receiving Restricted Stock generally will recognize ordinary income in the amount of the Fair Market Value of the corresponding Common Stock at the time the Common Stock is no longer subject to forfeiture, less any consideration paid for the Common Stock. Sterling will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the Grantee has long-term or short-term capital gain or loss on a subsequent sale generally begins when the restriction period expires, and the Grantee's tax basis for such Common Stock will generally equal the Fair Market Value of such Common Stock on such date.

        However, a Grantee may elect, under Section 83(b) of the Code, within 30 days of the grant of the Restricted Stock, to recognize taxable ordinary income on the date of grant equal to the excess of the Fair Market Value of the Restricted Stock (determined without regard to the restrictions) over the price (if any) paid for the Restricted Stock. By reason of such an election, the Grantee's holding period will commence on the date of grant and the Grantee's tax basis will be equal to the Fair Market Value of the Common Stock on that date (determined without regard to restrictions). Likewise, Sterling generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the Grantee. If the shares of Common Stock are forfeited after making such an election, the forfeiture shall be treated as a sale or exchange upon which there is a capital loss equal to the excess of purchase price of the forfeited shares of Common Stock over any amount realized on such forfeiture.

        No Incentive Awards have been granted or allocated under the 2003 Incentive Plan. Approval of the 2003 Incentive Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present and voting at the Annual Meeting.

The Board of Directors unanimously recommends that Shareholders vote "FOR" the Proposal to approve Sterling's 2003 Incentive Plan.

PROPOSAL 4:    RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

        The Board of Directors has appointed BDO Seidman, LLP ("BDO") to serve as independent auditors for Sterling and its subsidiaries for the year ending December 31, 2003, and any interim periods, subject to ratification by the Shareholders at the Annual Meeting. BDO has advised Sterling that it will have in attendance at the Annual Meeting one or more representatives who will be available to respond to appropriate questions presented at the Annual Meeting. Such representatives will have an opportunity to make a statement at the Annual Meeting if they desire to do so. If the required number of votes does not ratify the appointment of BDO, the Board will review its future selection of independent auditors.

The Board of Directors unanimously recommends that Shareholders vote "FOR"
the Proposal to ratify the appointment of BDO as the
independent auditors for Sterling for 2003.

INTEREST OF DIRECTORS, OFFICERS AND OTHERS
IN CERTAIN TRANSACTIONS

        Certain of the Directors and Executive Officers of Sterling and its subsidiaries were customers of and had transactions with Sterling Savings during 2002. In addition, certain Directors and Executive Officers are officers, directors or shareholders of corporations or members of partnerships that were customers of or had transactions with Sterling Savings during 2002. All such transactions were in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The law firm of Witherspoon, Kelley, Davenport & Toole, P.S., of which Ned M. Barnes is a principal, received approximately $1.7 million during 2002 for legal services rendered to Sterling and its subsidiaries, exclusive of amounts paid by customers.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed Sterling's audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants that firm's independence.

        Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sterling's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

        In September 2001, Sterling dismissed PricewaterhouseCoopers LLP as its principal accountant. This was prompted when Sterling received notice of the firm's plan to close its Spokane, Washington office. Sterling engaged BDO as its new principal accountants effective September 4, 2001. The reports of the former accountants on the financial statements for the years ended December 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss the former accountants and engage BDO as Sterling's principal independent accountants was approved by the Audit Committee. During the year ended December 31, 2000 and through September 4, 2001, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference thereto in their reports on the financial statements for such periods. During the years ended December 31, 2000 and 1999 and through September 4, 2002, there were no "reportable events" as defined by Item 304 of Securities and Exchange Commission Regulation S-K. Neither Sterling nor anyone on its behalf had consulted with BDO prior to its engagement of BDO. The former accountants furnished Sterling with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements.

Submitted by the Audit Committee of the Board of Directors of Sterling Financial Corporation.

Rodney W. Barnett, Chairman
Robert E. Meyers
David O. Wallace
Thomas H. Boone

INDEPENDENT ACCOUNTANT'S FEES

        Audit Fees:    The aggregate fees billed for professional services rendered for the audit of Sterling's annual financial statements for 2002, the reviews of the financial statements included in Sterling's Forms 10-Q for that year and the audits of the financial statements of Sterling's subsidiaries and benefit plan were $253,205.

        Financial Information Systems Design and Implementation Fees:    No such services were provided by BDO during 2002.

        All Other Fees:    The aggregate fees billed for all other non-audit services rendered by BDO during 2002 were $137,095. These fees included $99,595 for income tax related services, principally tax compliance and tax examination assistance and $37,500 for assurance services provided in connection with Securities and Exchange Commission registration statements and other consulting projects.

        The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the principal accountant's independence.

SHAREHOLDER PROPOSALS

        It is presently anticipated that the next Annual Meeting of Shareholders of Sterling will be held on Tuesday, April 20, 2004. In order for any Shareholder proposal to be considered for inclusion in the proxy materials of Sterling for the 2004 Annual Meeting of Shareholders, such proposal must be submitted, in accordance with the rules and regulations of the Securities and Exchange Commission, in writing to the Secretary of Sterling at Sterling's corporate offices by November 20, 2003.

SECTION 16 OF THE SECURITIES EXCHANGE ACT

        Under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, Sterling's Directors, Executive Officers and beneficial owners of more than 10% of any registered class of Sterling equity securities are required to file reports of their ownership of Sterling's securities and any changes in that ownership with the Securities and Exchange Commission. Based solely upon written representations from such reporting persons, Sterling believes that during 2002 such filing requirements were complied with, except that Mr. Zuppe inadvertently omitted from a Form 4 filed in December 2002 a gift of stock that was reported the next month on Form 5.

OTHER MATTERS

        Sterling knows of no other business that will be presented for consideration at the Annual Meeting other than those items set forth herein. The enclosed Proxy, however, confers discretionary authority to the Proxy agents to vote with respect to matters which may be presented at the Annual Meeting, including the election of any person as a Director in the event a nominee of the Board of Directors of Sterling is unable to serve. If any such matters come before the Annual Meeting, the Proxy agents will vote according to their own judgment.

ANNUAL REPORT

        A copy of Sterling's 2002 Financial Highlights and the 2002 Annual Report on Form 10-K, including financial statements and schedules, were mailed to Shareholders with this Proxy Statement. Additional copies of the Annual Report on Form 10-K and the 2002 Financial Highlights may be obtained without charge by writing to Shareholder Relations, Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201-0611. This Proxy Statement and the Company's 2002 Annual Report on Form 10-K are also available from the Securities and Exchange Commission over the Internet at its website, http://www.sec.gov.

By Order of the Board of Directors,

NED M. BARNES Secretary
March 21, 2003

EXHIBIT "A"

STERLING FINANCIAL CORPORATION
2003 LONG-TERM INCENTIVE PLAN

SECTION 1.    GENERAL PROVISIONS RELATING TO PLAN GOVERNANCE,
COVERAGE AND BENEFITS

1.1    PURPOSE

        The purpose of the Sterling Financial Corporation 2003 Long-Term Incentive Plan (the "Plan") is to: a) foster and promote the long-term financial success of Sterling Financial Corporation ("Sterling") and materially increase Shareholder value; b) enable Sterling to attract, motivate and retain highly-qualified key employees and directors; and c) encourage key employees and directors to link their interests with the long-term financial success of Sterling and the growth of Shareholder value. The Plan provides for payment of various forms of incentive compensation and, accordingly, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended.

1.2  DEFINITIONS

        The following terms shall have the meanings set forth below:

          (a)  APPRECIATION.    The difference between the option exercise price per share of the Option to which a Tandem SAR relates and the Fair Market Value of a share of Common Stock on the date of exercise of the Tandem SAR.

          (b)  BOARD.    The Board of Directors of Sterling.

          (c)  CAUSE.    One or more of the following reasons for the termination of employment:

            (i)    The willful and continued failure by the Grantee to substantially perform his or her duties with Sterling (other than any such failure resulting from the Grantee's Disability or incapacity due to mental illness) after a written demand for substantial performance is delivered to the Grantee that specifically identifies the manner in which Sterling believes that the Grantee has not substantially performed his or her duties, and the Grantee's failure to remedy or take substantial steps to remedy the situation within five business days of receiving such notice;

            (ii)  The Grantee's conviction for committing a felony (all rights of appeal having been exhausted); or

            (iii)  The Grantee's having willfully engaged in gross misconduct that is materially and demonstrably injurious to Sterling. However, no act or failure to act on the Grantee's part shall be considered "willful" unless such act or omission was not in good faith and without reasonable belief that such action or omission was in the best interest of Sterling or its Subsidiaries.

    Sterling shall notify the Committee if it believes a Grantee's employment has been terminated for Cause. The Committee shall determine whether a Grantee's employment has been terminated for Cause for purposes of the Plan.

          (d)  CHANGE IN CONTROL.    A change in control shall be deemed to have occurred at such time as:

            (i)    any "person" (as that term is used in Section 13(d) and 14(d) of the Exchange Act) (other than Sterling or an affiliate of Sterling) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 25% or more of the then outstanding securities of Sterling;

            (ii)  during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Sterling cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period;

            (iii)  the Shareholders of Sterling approve (A) a plan of complete liquidation of Sterling; or (B) an agreement for the sale or disposition of all or substantially all of Sterling's assets; or (C) a merger or consolidation of Sterling with any other corporation, other than a merger or consolidation which would result in the voting securities of Sterling outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of Sterling (or such surviving entity) outstanding immediately after such merger or consolidation.

          (e)  CODE.    The Internal Revenue Code of 1986, as amended.

          (f)    COMMITTEE.    A committee or subcommittee of the Board meeting the requirements of Rule 16b-3(d)(1) of the rules and regulations of the Exchange Act and Treasury Regulations Section 1:162-27(e)(3), or any similar successor rules or regulations, appointed by the Board to administer this Plan and the programs hereunder or to make specific Incentive Awards hereunder.

          (g)  COMMON STOCK.    Common Stock, par value $1.00 per share, which Sterling is authorized to issue or may in the future be authorized to issue.

          (h)  DIRECTOR.    A member of the Board.

          (i)    DISABILITY.    Any complete and permanent disability as defined in Section 22(e)(3) of the Code and determined in accordance with the procedures set forth in the regulations thereunder.

          (j)    EMPLOYEE.    Any person determined by the Committee to be an employee of Sterling, including a consultant, advisor or Employee Director, or any person who has been hired to be an employee of Sterling.

          (k)  EMPLOYEE DIRECTOR.    A Director who is also an Employee.

          (l)    EXCHANGE ACT.    The Securities Exchange Act of 1934, as amended.

          (m)  FAIR MARKET VALUE.    The closing sales price of the Common Stock as reported or listed on a national securities exchange or on the Nasdaq Stock Market on any relevant date for valuation, or, if there is no such sale on such date, the applicable prices as so reported on the nearest preceding date upon which such sale took place. In the event the shares of Common Stock are not listed on a national securities exchange or the Nasdaq Stock Market, the Fair Market Value of such shares shall be determined by the Committee in its sole discretion.

          (n)  GRANTEE.    Any Employee, Non-Employee Director, advisor or consultant who is eligible to receive an Incentive Award under the Plan.

          (o)  INCENTIVE AWARD.    Any incentive award, individually or collectively, as the case may be, including any Option, Tandem SAR, Restricted Stock, Performance Unit, or Performance Share, as well as any Supplemental Payment, granted under the Plan.

          (p)  INCENTIVE AWARD AGREEMENT.    The written agreement entered into between Sterling and the Grantee pursuant to which an Incentive Award shall be made under the Plan.

          (q)  INCENTIVE STOCK OPTION.    A stock option which qualifies as such under Section 422 of the Code.

          (r)  NON-EMPLOYEE DIRECTOR.    A Director who is not an Employee Director.

          (s)  NON-QUALIFIED STOCK OPTION.    A stock option granted by the Committee to a Grantee under the Plan, which does not qualify as an Incentive Stock Option.

          (t)    OPTION.    A Non-Qualified Stock Option or Incentive Stock Option granted by the Committee to a Grantee under the Plan.

          (u)  PERFORMANCE GOALS.    Goals established by the Committee which may be based on earnings or earnings growth, sales, returns on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvements of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Grantee or the department, branch, Subsidiary or other division in which he or she works, or may be based on the performance of Sterling generally, and may cover such period as may be specified by the Committee.

          (v)  PERFORMANCE PERIOD.    A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to and the payment value of any Performance Units or Performance Shares.

          (w)  PERFORMANCE SHARE OR PERFORMANCE UNIT.    An Incentive Award representing a contingent right to receive shares of Common Stock (which may be Restricted Stock) or cash at the end of a Performance Period and which, in the case of Performance Shares, is denominated in Common Stock, and, in the case of Performance Units, is denominated in cash values.

          (x)  PLAN.    Sterling Financial Corporation 2003 Long-Term Incentive Plan, as amended from time to time.

          (y)  RESTRICTED STOCK.    Shares of Common Stock issued or transferred to a Grantee subject to the Restrictions set forth in Section 3 hereof.

          (z)  RESTRICTED STOCK AWARD.    An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

    (aa)  RESTRICTION PERIOD.    The period of time determined by the Committee during which Restricted Stock is subject to the restrictions under the Plan.

    (bb)  RETIREMENT.    The termination of employment by Sterling constituting retirement as determined by the Committee.

    (cc)  STERLING.    Sterling Financial Corporation, including its Subsidiaries and any successor corporation.

    (dd)  SUBSIDIARY.    Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of Sterling, as defined in Section 424(f) of the Code.

    (ee)  SUPPLEMENTAL PAYMENT.    Any amounts referred to in Sections 1.6, 2.5, 3.5 and/or 4.2 dedicated to payment of any federal income taxes that are payable on an Incentive Award as determined by the Committee.

    (ff)  TANDEM SAR.    A stock appreciation right granted in connection with the grant of an Option as described in Section 2.4.

    (gg)  TEN-PERCENT SHAREHOLDER.    A Grantee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of Sterling.

1.3  ADMINISTRATION

        (a)    COMMITTEE POWERS.    The Plan shall be administered by the Committee, which shall have full power and authority to: (i) designate Grantees; (ii) determine the Incentive Awards to be granted to Grantees; (iii) subject to Section 1.4 of the Plan, determine the Common Stock (or securities convertible into Common Stock) to be covered by Incentive Awards and in connection therewith, to reserve shares of Common Stock as needed in order to cover grants of Incentive Awards; (iv) determine the terms and conditions of any Incentive Award; (v) determine whether, to what extent and under what circumstances Incentive Awards may be settled or exercised in cash, Common Stock, other securities, or other property, or may be canceled, substituted, forfeited or suspended, and the method or methods by which Incentive Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Incentive Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and guidelines as the Committee shall deem necessary or appropriate for administration of the Plan; (viii) appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration, provided, however, that the Committee shall not delegate any of the power or authority set forth in (i) through (vii) above. No member of the Committee shall vote or act upon any matter relating solely to himself. All designations, determinations, interpretations and other decisions with respect to the Plan or any Incentive Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all persons, including Sterling, any Grantee, any holder or beneficiary of any Incentive Award and any owner of an equity interest in Sterling.

        (b)    NO LIABILITY.    No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Incentive Award under this Plan, and, to the fullest extent permitted by Sterling's Restated Articles of Incorporation and Bylaws, Sterling shall indemnify each member of the Committee.

        (c)    MEETINGS.    The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members.

1.4  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

        (a)    COMMON STOCK AUTHORIZED.    Subject to adjustment under Section 5.5, the aggregate number of shares of Common Stock available for granting Incentive Awards under the Plan shall be equal to One Million (1,000,000) shares of Common Stock. If any Incentive Award shall expire or terminate for any reason, without being exercised or paid, shares of Common Stock subject to such Incentive Award shall again be available for grant in connection with grants of subsequent Incentive Awards.

        (b)    COMMON STOCK AVAILABLE.    The Common Stock available for issuance or transfer under the Plan shall be made available from such shares reserved therefor. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.5  PARTICIPATION

        The Committee shall from time to time designate those Grantees, if any, to be granted Incentive Awards under the Plan, the type of awards granted, the number of shares, options, rights or units, as the case may be, which shall be granted to each such Grantee and any other terms or conditions relating to the awards as it may deem appropriate, consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time. Non-Employee Directors, advisors and consultants shall be eligible to receive all Incentive Awards under the Plan except for Incentive Stock Options and Tandem SARs related thereto.

1.6  INCENTIVE AWARDS

        The forms of Incentive Awards under this Plan are Options, Tandem SARs and Supplemental Payments as described in Section 2, Restricted Stock and Supplemental Payments as described in Section 3, and Performance Units or Performance Shares and Supplemental Payments as described in Section 4.

SECTION 2.    OPTIONS AND TANDEM SARS

2.1    GRANT OF OPTIONS

        The Committee is authorized to grant Options to Grantees in accordance with the terms and conditions required pursuant to this Plan and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

2.2  OPTION TERMS

        (a)    EXERCISE PRICE.    The exercise price per share of Common Stock under each Option shall be determined by the Committee; provided, however, that, in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per share of such stock on the date the Option is granted, as determined by the Committee (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

        (b)    TERM.    The Committee shall fix the term of each Option which, in the case of an Incentive Stock Option, shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant. The term shall be five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder.

        (c)    EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee may accelerate the exercisability of any Option in portion thereof at any time. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide that all or part of the Options received by a Grantee upon the exercise of a Non-Qualified Stock Option shall be Restricted Stock subject to any or all of the restrictions or conditions set forth in Section 3.2.

2.3  OPTION EXERCISES

        (a)    METHOD OF EXERCISE.    To purchase shares under any Option granted under the Plan, Grantees must give notice in writing to Sterling of their intention to purchase and specify the number of shares of Common Stock as to which they intend to exercise their Option. Upon the date or dates specified for the completion of the purchase of the shares, the purchase price will be payable in full. The purchase price may be paid in cash or an equivalent acceptable to the Committee. At the discretion of the Committee, the exercise price per share of Common Stock may be paid either i) in cash or its equivalent, ii) by the assignment and delivery (including constructive delivery by attestation) to Sterling of shares of Common Stock owned by the Grantee or by a combination of (i) and (ii). However, if the Grantee acquired the Common Stock to be surrendered directly or indirectly from Sterling, he or she must have owned the stock to be surrendered for at least six months prior to tendering such stock for the exercise of an Option. Any shares so assigned and delivered to Sterling in payment or partial payment of the purchase price shall be valued at the Fair Market Value on the exercise date. In addition, at the request of the Grantee and to the extent permitted by applicable law, Sterling in its discretion may selectively approve a "cashless exercise" arrangement with a brokerage firm under which such brokerage firm, on behalf of the Grantee, shall pay to Sterling the exercise price of the Options being exercised, and Sterling, pursuant to an irrevocable notice from the Grantee, shall promptly deliver the shares being purchased to such firm.

        (b)    INCENTIVE STOCK OPTIONS.    In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and any rules or regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of Sterling become exercisable by a Grantee during any calendar year shall not exceed $100,000. To the extent that the limitation set forth in the preceding sentence is exceeded for any reason (including the acceleration of the time for exercise of an Option), the Options with respect to such excess amount shall be treated as Non-Qualified Stock Options.

2.4  TANDEM SARs

        (a)    GENERAL PROVISIONS.    The Committee may, at the time of grant of an Option, grant Tandem SARs with respect to all or any portion of the shares of Common Stock covered by such Option. The exercise price per share of Common Stock of a Tandem SAR shall be fixed in the Incentive Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the grant of the Option to which it relates. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall terminate to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate.

        (b)    EXERCISE.    Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 calendar days of the exercise of the Tandem SAR.

2.5  SUPPLEMENTAL PAYMENT ON EXERCISE OF NON-QUALIFIED
STOCK OPTIONS OR TANDEM SARs

        The Committee, either at the time of grant or at the time of exercise of any Non-Qualified Stock Option or Tandem SAR, may provide for a Supplemental Payment by Sterling to the Grantee with respect to the exercise of any Non-Qualified Stock Option or Tandem SAR. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the exercise of the Non-Qualified Stock Option and/or Tandem SAR and the receipt of the Supplemental Payment, assuming the holder is taxed at the maximum effective federal income tax rate applicable thereto. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment. The Supplemental Payment shall be paid within 30 calendar days of the date of exercise of a Non-Qualified Stock Option or Tandem SAR (or, if later, within 30 calendar days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

SECTION 3.    RESTRICTED STOCK

3.1    AWARD OF RESTRICTED STOCK

        (a)  GRANT.    In consideration of the performance of services by the Grantee, shares of Restricted Stock may be awarded under this Plan by the Committee on such terms and conditions and with such restrictions as the Committee may from time to time approve, all of which may differ with respect to each Grantee. Such Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee shall determine.

        (b)  IMMEDIATE TRANSFER WITHOUT IMMEDIATE DELIVERY OF RESTRICTED STOCK.    Each Restricted Stock Award will constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Grantee in consideration of the performance of services, entitling such Grantee to all voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each Restricted Stock Award may limit the Grantee's dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a substantial risk of forfeiture and restrictions on transfer. Shares of Common Stock awarded pursuant to a grant of Restricted Stock will be held by Sterling, in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. Any such trust or escrow shall not be insulated from the claims of the general creditors of Sterling in the event of bankruptcy or insolvency of Sterling.

3.2  RESTRICTIONS

        (a)  RESTRICTIVE CONDITIONS.    Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restriction Period: (i) the shares of Common Stock of Sterling included in the Restricted Stock Award shall be subject to one or more restrictions, including without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and regulations promulgated thereunder, and to the restrictions on transferability set forth in Section 5.2; (ii) unless otherwise approved by the Committee, the shares of Common Stock included in the Restricted Stock Award that are subject to restrictions that are not satisfied at such time the Grantee ceases to be employed by, or be a Director of, Sterling shall be forfeited and all rights of the Grantee to such shares shall terminate without further obligation on the part of Sterling; and (iii) any other restrictions that the Committee may determine in advance are necessary or appropriate.

        (b)  FORFEITURE OF RESTRICTED STOCK.    If for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restriction Period, any Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Grantee and re-acquired by Sterling.

        (c)  REMOVAL OF RESTRICTIONS.    The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, whenever it determines that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

3.3  RESTRICTION PERIOD

        The Restriction Period of Restricted Stock shall commence on the date of grant and shall be established by the Committee in the Incentive Award Agreement setting forth the terms of the award of Restricted Stock.

3.4  DELIVERY OF SHARES OF COMMON STOCK

        Subject to Section 6.3, at the expiration of the Restriction Period, a stock certificate evidencing the Restricted Stock (to the nearest full share) with respect to which the Restriction Period has expired with all restrictions thereon having been satisfied shall be delivered without charge to the Grantee, or his or her personal representative, free of all restrictions under the Plan.

3.5  SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK

        The Committee, either at the time of grant or at the time of vesting of Restricted Stock, may provide for a Supplemental Payment by Sterling to the holder in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment shall be paid within 30 calendar days of each date that Restricted Stock vests. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

SECTION 4.    PERFORMANCE UNITS AND PERFORMANCE SHARES

4.1    PERFORMANCE BASED AWARDS

        (a)  GRANT.    The Committee is authorized to grant Performance Units and Performance Shares to Grantees. The Committee may make grants of Performance Units or Performance Shares in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Units or Performance Shares and the contingent value of any Performance Units or Performance Shares, which may vary depending on the degree to which Performance Goals established by the Committee are met.

        (b)  PERFORMANCE GOALS.    At the beginning of each Performance Period, the Committee shall (i) establish for such Performance Period specific Performance Goals; (ii) determine the value of a Performance Unit or the number of shares under a Performance Share grant relative to Performance Goals; and (iii) notify each Grantee in writing of the established Performance Goals and minimum, target, and maximum Performance Unit or Share value for such Performance Period.

        (c)  PAYMENT.    The basis for payment of Performance Units or Performance Shares for a given Performance Period shall be the achievement of those financial and nonfinancial Performance Goals determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share shall be based on the degree to which actual performance exceeds the pre-established minimum Performance Goals, as determined by the Committee. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the Performance Period times the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Committee, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable Performance Period.

4.2  SUPPLEMENTAL PAYMENT ON VESTING OF PERFORMANCE UNITS
OR PERFORMANCE SHARES

        The Committee, either at the time of grant or at the time of vesting of Performance Units or Performance Shares (other than Restricted Stock), may provide for a Supplemental Payment by Sterling to the holder in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of such Performance Units or Performance Shares and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment shall be paid within 30 days of each date that such Performance Units or Performance Shares vest. The Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

SECTION 5.    PROVISIONS RELATING TO PLAN PARTICIPATION

5.1    PLAN CONDITIONS

        (a)  INCENTIVE AWARD AGREEMENT.    Each Grantee to whom an Incentive Award is granted under the Plan shall be required to enter into an Incentive Award Agreement with Sterling in a form provided by the Committee, which shall contain certain specific terms, as determined by the Committee, with respect to the Incentive Award and shall include provisions that the Grantee (i) shall not disclose any trade or secret data or any other confidential information of Sterling acquired during employment by Sterling, or after the termination of employment or Retirement, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, and (iii) shall not interfere with the employment of any Sterling Employee. An Incentive Award may include a noncompetition agreement with respect to the Grantee and/or such other terms and conditions, including, without limitation, rights of repurchase or first refusal, not inconsistent with the Plan, as shall be determined from time to time by the Committee.

        (b)  NO RIGHT TO EMPLOYMENT.    Nothing in the Plan, any Incentive Award Agreement or any instrument executed pursuant to the Plan shall create any employment rights (including without limitation, rights to continued employment) in any Grantee or affect the right of Sterling to terminate the employment of any Grantee at any time for any reason whether before the exercise date of any Option or during the Restriction Period of any Restricted Stock or during the Performance Period of any Performance Unit or Performance Share or otherwise.

        (c)  SECURITIES REQUIREMENTS.    No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, Sterling may require the Grantee to take any reasonable action to meet such requirements. Sterling shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Incentive Award to comply with any law or regulation described in the second preceding sentence.

5.2  TRANSFERABILITY

        (a)  NON-TRANSFERABLE AWARD.    Unless otherwise provided in an Incentive Award Agreement, no Incentive Award and no right under the Plan, contingent or otherwise, other than Restricted Stock as to which restrictions have lapsed, shall be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind Sterling unless the Committee shall have been furnished with a copy of the deceased Grantee's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 5.2 shall be void and ineffective for all purposes.

        (b)  ABILITY TO EXERCISE RIGHTS.    Only the Grantee or his or her guardian (if the Grantee becomes Disabled), or in the event of his or her death, his or her legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Grantee's estate, or the person or persons to whom the Grantee's rights under any Incentive Award will pass by will or the laws of descent and distribution, shall be deemed to be the Grantee's beneficiary or beneficiaries of the rights of the Grantee hereunder and shall be entitled to exercise such rights as are provided hereunder.

5.3  RIGHTS AS A SHAREHOLDER

        Except as otherwise provided in any Incentive Award Agreement, a Grantee of an Incentive Award or a transferee of such Grantee shall have no rights as a shareholder with respect to any shares of Common Stock until such person becomes a holder of record of such Common Stock. Except as otherwise provided in Section 5.5, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

5.4  LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

        Prior to issuance and/or delivery of shares of Common Stock, Sterling shall consult with its advisors, as appropriate, regarding compliance with laws, rules and regulations that apply to such shares. If necessary, Sterling shall postpone the issuance and/or delivery of the affected shares of Common Stock upon any exercise of an Incentive Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as Sterling may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. Sterling shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Incentive Award to comply with any law, rule or regulation described in the immediately preceding sentence.

5.5  CHANGE IN STOCK AND ADJUSTMENTS

        (a)  CHANGES IN CAPITALIZATION.    In the event the outstanding shares of the Common Stock, as constituted from time to time, shall be changed as a result of a change in capitalization of Sterling or a combination, merger, or reorganization of Sterling into or with any other corporation or any other transaction with similar effects, then, for all purposes, references herein to Common Stock or Restricted Stock shall mean and include all securities or other property (other than cash) that holders of Common Stock are entitled to receive in respect of Common Stock by reason of each successive aforementioned event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Common Stock or Restricted Stock.

        (b)  CHANGES IN LAW OR CIRCUMSTANCES.    In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include without limitation changes with respect to (i) the aggregate number of shares that may be issued under the Plan, (ii) the number of shares subject to Incentive Awards and (iii) the price per share for outstanding Incentive Awards. The Committee shall give notice to each Grantee, and upon notice such adjustment shall be effective and binding for all purposes of the Plan.

5.6  TERMINATION OF EMPLOYMENT

        (a)  TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT.    If the employment of a Grantee is terminated by reason of death, Disability or Retirement, Incentive Awards granted to the Grantee under this Plan may be exercised only as follows:

          (i)    Death.    If the Grantee's employment is terminated by reason of death, any outstanding Incentive Awards granted to such Grantee that are vested as of the date of his or her death shall remain exercisable at any time prior to their expiration date or for one year after the date his or her employment terminated, whichever period is shorter. The Incentive Awards may be exercised by such persons who have acquired the Grantee's rights under the Incentive Awards by will or by the laws of descent and distribution or permitted transfer.

          (ii)  Disability.    If the Grantee's employment is terminated by reason of Disability, any outstanding Incentive Awards granted to such Grantee that are vested as of the date his or her employment terminates shall remain exercisable at any time prior to their expiration date or for one year after the date that his or her Disability is determined by the Committee to be total and permanent, whichever period is shorter.

          (iii)  Retirement.    If the Grantee's employment is terminated by reason of Retirement, any outstanding Incentive Awards granted to such Grantee that are vested as of the effective date of his or her Retirement shall remain exercisable at any time prior to their expiration date or for three years after his or her date of Retirement, whichever period is shorter.

        (b)  FOR CAUSE.    If a Grantee's employment is terminated for Cause, all of his or her outstanding Incentive Awards shall immediately be cancelled and surrendered to Sterling and no additional exercise periods shall be allowed, regardless of the otherwise vested status of the Incentive Awards.

        (c)  TERMINATION OF EMPLOYMENT FOR OTHER REASONS.    If the employment of a Grantee shall terminate for any reason other than the reasons set forth in this Section or Section 5.7, any nonvested Incentive Awards held by the Grantee shall vest only if the Committee determines in its sole discretion to vest all or any portion of such Incentive Awards. Thereafter, all vested Incentive Awards shall remain exercisable at any time prior to their expiration date or for three months after the date that the Grantee's employment was terminated, whichever period is shorter. If the Committee does not vest such Incentive Awards, the Incentive Awards shall be deemed for all purposes to have remained unvested upon the termination of the Grantee's employment.

        (d)  CONTINUATION.    Subject to the express provisions of the Plan and the terms of any applicable Incentive Award Agreement, the Committee, in its discretion, may provide for the continuation of any Incentive Award for such period and upon such terms and conditions as are determined by the Committee in the event of the termination of Grantee.

5.7  CHANGE IN CONTROL

        (a)  CHANGE IN CONTROL.    Except as otherwise provided in any Incentive Award Agreement, in the event of a Change in Control:

          (i)    All Options and Tandem SARs then outstanding shall become vested and immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

          (ii)  all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, as of the date of the Change in Control; and

          (iii)  to the extent determined by the Committee, all Performance Shares and Performance Units shall become vested, deemed earned in full and promptly paid to the Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

        (b)  RIGHT OF CASH-OUT. If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Grantees to transfer and deliver to Sterling all Incentive Awards previously granted to Grantees in exchange for an amount equal to the "cash value" (defined below) of the Incentive Awards. Such right shall be exercised by written notice to all Grantees. For purposes of this Section 5.7(b), the cash value of an Incentive Award shall equal the sum of (i) all cash to which the Grantee would be entitled upon settlement or exercise of such Incentive Award and (ii) the excess of the "market value" (defined below) per share over the option price, if any, multiplied by the number of shares subject to such Incentive Award. For purposes of the preceding sentence, "market value" per share shall mean the higher of (i) the average of the Fair Market Value per share on each of the five trading days immediately following the date a Change in Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change in Control. The amount payable to each Grantee by Sterling pursuant to this Section 5.7(b) shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

5.8  AMENDMENTS TO INCENTIVE AWARDS

        The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Incentive Award theretofore granted, prospectively or retroactively, with the consent of any relevant Grantee. Notwithstanding any contrary provision in this Plan, neither the Committee nor the Board may directly or indirectly reduce the exercise price of any Incentive Award without the approval of Sterling's Shareholders.

5.9  EXCHANGE OF INCENTIVE AWARDS

        The Committee may, in its discretion, permit Grantees under the Plan to surrender outstanding Incentive Awards in order to exercise or realize the rights under other Incentive Awards, or in exchange for the grant of new Incentive Awards or require holders of Incentive Awards to surrender outstanding Incentive Awards as a condition precedent to the grant of new Incentive Awards.

5.10  SUBSTITUTION OF INCENTIVE AWARDS

        Anything contained herein to the contrary notwithstanding, Incentive Awards may, in the discretion of the Committee, be granted under the Plan in substitution for options or other rights to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, Sterling. The terms and conditions of the substitute Incentive Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options or other rights in substitution for which they are granted.

SECTION 6.    MISCELLANEOUS

6.1    EFFECTIVE DATE AND GRANT PERIOD

        This Plan shall be effective as of the date of Board approval, February 25, 2003. Unless sooner terminated by the Board, the Plan shall terminate on February 25, 2013, unless extended. After the termination of the Plan, no Incentive Awards may be granted under the Plan, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions.

6.2  FUNDING

        Except as provided under Section 3, no provision of the Plan shall require Sterling, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets in a manner that would provide any Grantee any rights that are greater than those of a general creditor of Sterling, nor shall Sterling maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund if such action would provide any Grantee with any rights that are greater than those of a general creditor of Sterling. Grantees shall have no rights under the Plan other than as unsecured general creditors of Sterling except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under applicable law. However, Sterling may establish a "Rabbi Trust" for purposes of securing the payment pursuant to a Change in Control.

6.3  DEFERRAL OF CERTAIN PAYMENTS

        The Committee may, in its sole discretion, permit a Grantee to elect to defer all or a portion of any earned Restricted Stock, Performance Unit or Performance Share or gain on any exercised Option or SAR pursuant to the terms of any deferred compensation plan that Sterling may adopt in the future. The value so deferred shall be transferred to such plan and held in an account under that plan established for the benefit of the Grantee.

6.4  WITHHOLDING TAXES

        Sterling shall have the right to (i) make deductions from any settlement of an Incentive Award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any Incentive Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the delivery of shares or payment of cash in satisfaction of the applicable Incentive Award.

6.5  CONFLICTS WITH PLAN

        In the event of any inconsistency or conflict between the terms of the Plan and an Incentive Award Agreement, the terms of the Plan shall govern.

6.6  NO GUARANTEE OF TAX CONSEQUENCES

        Neither Sterling nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.7  SEVERABILITY

        In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provision of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

6.8  GENDER, TENSE AND HEADINGS

        Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

6.9  AMENDMENT AND TERMINATION

        The Plan may be amended or terminated at any time by the Board by the affirmative vote of a majority of the members in office. The Plan, however, shall not be amended without prior written consent of each affected Grantee if such amendment or termination of the Plan would adversely affect any material vested benefits or rights of such person.

6.10  SECTION 280G PAYMENTS

        In the event that the aggregate present value of the payments to a Grantee under the Plan and any other plan, program, or arrangement maintained by Sterling constitutes an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Internal Revenue Code) and the excise tax on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Grantee otherwise would be entitled to be less than what the Grantee would have netted (after taking into account federal, state and local income taxes) had the present value of his total parachute payments equaled $1.00 less than three times his "base amount" (within the meaning of Code Section 280G(b)(3)(A)), the Grantee's total "parachute payments" (within the meaning of Code Section 280G(b)(2)(A)) shall be reduced (by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that the Grantee's tax rate will be the maximum marginal federal, state and local income tax rate on earned income, with such maximum federal rate to be computed with regard to Code Section 1(g), if applicable. In the event that the Grantee and Sterling are unable to agree as to the amount of the reduction described above, if any, the Grantee shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the change in control that resulted in the characterization of the payments as parachute payments) by Sterling regarding federal income tax or employee benefit matters and such law firm or accounting firm shall determine the amount of such reduction and such determination shall be final and binding upon the Grantee and Sterling.

6.11  GOVERNING LAW

        The Plan shall be construed in accordance with the laws of the State of Washington, except as superseded by federal law, and in accordance with applicable provisions of the Code and regulations or other authority issued thereunder by the appropriate governmental authority.

PROXY FOR THE APRIL 22, 2003 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STERLING,
for use at the Annual Meeting of Shareholders to be held in the Conference Theatre of the Agricultural Trade Center (located in the Spokane Convention Center), 334 West Spokane Falls Boulevard, Spokane, Washington, on Tuesday, April 22, 2003 at 10:00 a.m.

        The undersigned hereby appoints Harold B. Gilkey and William W. Zuppe and each of them, with full power of substitution, as proxies of the undersigned, to vote at the above-stated Annual Meeting and at all adjournments thereof, all shares of Sterling Financial Corporation Common Stock held of record by the undersigned on the record date for the Annual Meeting upon the following matters and upon any other matters that may properly come before the Annual Meeting or any adjournment thereof in their discretion.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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You can now access your Sterling Financial Corporation account online.

Access your Sterling Financial Corporation shareholder/stockholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC agent for Sterling Financial Corporation Investor Services, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.
 Investor ServiceDirectSM is currently only available for domestic individual and joint acounts.
• SSN
• PIN
• Then click on the Establish PIN button
Please be sure to remember your PIN, or maintain it in a secure place for future reference.	Step 2: Log in for Account Access
You are now ready to log in. To access your account please enter your:
• SSN
• PIN
• Then click on the Submit button
If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen
You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.
• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Please mark your votes as indicated in this example	☒
		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
(1)	TO ELECT THREE DIRECTORS FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2006. IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE OR UNWILLING TO SERVE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF A PERSON DESIGNATED BY THE BOARD OF DIRECTORS.	☐	☐	(2)	TO APPROVE AN AMENDMENT TO STERLING'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.	☐	☐	☐
				(3)	TO APPROVE STERLING'S 2003 LONG-TERM INCENTIVE PLAN.	☐	☐	☐
01 02 03	Nominees: Rodney W. Barnett David O. Wallace William W. Zuppe			(4)	TO RATIFY THE APPOINTMENT OF BDO SEIDMAN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003 AND ANY INTERIM PERIODS.	☐	☐	☐
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)								WILL ATTEND
					If you plan to attend the Annual Meeting, please mark the WILL ATTEND box			☐

					THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.
					PLEASE SIGN, DATE AND RETURN PROMPTLY.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders.

Signature	Dated	2003

Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS OF STERLING FINANCIAL CORPORATION
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
SHAREHOLDER RETURN COMPARISON
PROPOSAL 2: AMENDMENT OF RESTATED ARTICLES OF INCORPORATION
PROPOSAL 3: ADOPTION OF THE 2003 INCENTIVE PLAN
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
INTEREST OF DIRECTORS, OFFICERS AND OTHERS IN CERTAIN TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANT'S FEES
SHAREHOLDER PROPOSALS
SECTION 16 OF THE SECURITIES EXCHANGE ACT
OTHER MATTERS
ANNUAL REPORT
EXHIBIT A